UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007 (May 10, 2007)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal Mr. Miley offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

Employment Agreement with Richard L. Miley

Richard L. Miley, a Named Executive Officer of State Auto Financial Corporation (“STFC”), has entered into an employment agreement (the “Employment Agreement”) with STFC, State Automobile Mutual Insurance Company (“State Auto Mutual”), and certain of their affiliates. The Employment Agreement defines “State Auto” as, collectively, STFC, State Auto Mutual and each of their respective present and future subsidiaries and affiliates.

The Employment Agreement provides for Mr. Miley’s continued employment by State Auto and reflects his promotion to President and Chief Executive Officer of BroadStreet Capital Partners, Inc., a wholly owned subsidiary of State Auto Mutual (“BSCP”). Mr. Miley may also serve as an officer or director of any State Auto company if and for so long as he is duly elected to such positions.

The following provides a brief description of the material terms of the Employment Agreement:

Employment Term

•	Mr. Miley’s employment term ends on December 31, 2010, unless sooner terminated due to Mr. Miley’s disability or death, voluntary termination of employment, or termination by State Auto for cause.

•

Mr. Miley’s employment term will automatically extend for additional one-year renewal terms unless Mr. Miley or State Auto gives written notice to the other party that he or it does not wish to extend the employment term. If State Auto gives such notice, then this situation will result in the payment of certain severance benefits to Mr. Miley, as discussed below. On the other hand, if Mr. Miley gives such notice, then this situation will constitute a voluntary termination of Mr. Miley’s employment with no severance benefits to Mr. Miley.

•	Mr. Miley’s retirement from State Auto will be deemed a voluntary termination of employment.

Compensation

•	Mr. Miley’s annual base salary will be $250,000, which amount may be increased by the Chairman of State Auto Mutual and the STFC Compensation Committee.

•	Mr. Miley has an annual, or short-term, incentive plan (the “Short-Term Incentive Plan”) which provides him with a cash bonus award if specified performance standards are achieved by BSCP for its fiscal year. The performance standards primarily relate to BSCP’s revenue growth, profitability, and revenue from acquisitions. The threshold, target and maximum cash bonus award is equal to 10%, 50% and 100%, respectively, of Mr. Miley’s then-current annual base salary.

•

Mr. Miley has a long-term incentive plan (the “Long-Term Incentive Plan”) which provides him with a cash bonus award if specified performance standards are achieved by BSCP over a four-year period ending December 31, 2010. The performance standards relate to BSCP’s average annual revenue growth and average annual profitability. The threshold, target and maximum cash bonus award is equal to 1%, 2% and 3%, respectively, of BSCP’s total revenue growth over the four-year performance period. The Short-Term Incentive Plan and Long-Term Incentive Plan are hereinafter collectively referred to as the “Incentive Compensation Plans.”

Severance Upon termination of Employment

•

In the event of Mr. Miley’s death, his beneficiaries will receive payment of his then-current annual base salary for 12 months plus a pro rata share of any bonus to which Mr. Miley would then have been eligible to receive pursuant to the Incentive Compensation Plans, provided that any bonus contemplated by any of the Incentive Compensation Plans was in fact earned under the terms of the applicable Incentive Compensation Plan for the particular period in which the employment term ended.

•

In the event Mr. Miley suffers a “disability,” as defined in the Employment Agreement, State Auto may terminate Mr. Miley’s employment, in which case Mr. Miley will be entitled to receive (i) a pro rata share of any bonus to which Mr. Miley would then have been eligible to receive pursuant to the Incentive Compensation Plans, provided that any bonus contemplated by any of the Incentive Compensation Plans was in fact earned under the terms of the applicable Incentive Compensation Plan for the particular period in which the employment term ended, (ii) 80% of his then-current base salary, less any disability benefits received from any of State Auto’s long-term disability benefit plans, throughout the period of his disability or until he attains age 65, whichever first occurs, and (iii) the continuation of health and group life insurance benefits.

•

In the event Mr. Miley is terminated “for cause,” as defined in the Employment Agreement, Mr. Miley will be entitled to receive a lump sum payment in an amount equal to any bonus to which Mr. Miley was then entitled to be paid under any of the Incentive Compensation Plans as of the termination date of his employment; provided, however, that if Mr. Miley’s termination was based upon his willful engagement in illegal conduct or gross misconduct which has a material adverse affect on State Auto or his breach of any of the noncompetition, non-piracy, confidentiality or nonsolicitation covenants set forth in the Employment Agreement, then Mr. Miley will automatically forfeit any such bonus.

Change in Control Provisions

•

If an event constituting “Good Reason” (as defined below) occurs within 24 months after a “Change of Control” (as defined below), then Mr. Miley may terminate his employment with State Auto and receive a lump sum payment in an amount equal to (i) any bonus to which Mr. Miley was then entitled to be paid under any of the Incentive Compensation Plans as of the termination date of his employment, plus (ii) three times his “Cash Compensation” (as defined below) for the fiscal year immediately prior to the termination date of his employment. The Employment Agreement defines “Cash Compensation” as Mr. Miley’s then-current annual base salary plus any bonuses paid or to be paid to him under the Short-Term Incentive Plan.

•	With respect to BSCP and STFC, a “Change of Control” generally includes:

•	The acquisition by any person of beneficial ownership of more than 50% (as to BSCP) or 25% or more (as to STFC) of such company’s outstanding voting securities;

•

A change in the composition of such company’s board of directors such that a majority of the new directors were not appointed or nominated by the directors currently sitting on the board of directors or their subsequent nominees;

•

A merger involving such company where the company’s shareholders immediately prior to the merger own less than a majority of the combined voting power of the surviving entity immediately after the merger;

•

A sale or other disposition of all or substantially all of the assets of such company, including a sale of assets or earning power aggregating more than 50% of the assets or earning power of such company on a consolidated basis; or

•	A reorganization or other corporate event involving such company which would have the same effect as any of the above-described events.

•	As respects State Auto Mutual, a “Change of Control” includes:

•	State Auto Mutual affiliates with or merges with a third party where a majority of the current directors of State Auto Mutual do not continue in office;

•	State Auto Mutual converts to a stock corporation and a majority of the directors of State Auto Mutual do not continue to serve on the board of directors of the converted company.

•

“Good Reason” generally means the assignment to Mr. Miley of duties which are materially and adversely different from or inconsistent with the duties, responsibility or status of Mr. Miley’s position during the 12 months prior to the Change of Control, a reduction in Mr. Miley’s salary, benefits or incentive bonus or a demand to relocate to more than 35 miles from the Mr. Miley’s current location.

State Auto’s Nonrenewal of Employment Term

•	If State Auto gives notice to Mr. Miley that it is not renewing Mr. Miley’s employment term, then Mr. Miley will be entitled to receive the following:

•	All bonuses payable under the Incentive Compensation Plans for the fiscal year coinciding with the expiration of such employment term.

•

A lump sum payment in an amount equal to two times Mr. Miley’s Cash Compensation for the fiscal year coinciding with the expiration of such employment term. If the nonrenewal occurs within 24 months after a Change of Control, then such payment will instead be an amount equal to three times Mr. Miley’s Cash Compensation for the fiscal year coinciding with the expiration of such employment term.

•

If at the time of the nonrenewal either BSCP or State Auto Mutual has reached an agreement with an unaffiliated third party, the performance of which agreement would result in a Change of Control involving such third party, and such Change of Control is actually consummated within 12 months after the date of such nonrenewal, then State Auto will pay Mr. Miley a lump sum payment in an amount equal to one time the amount of his Cash Compensation for the fiscal year coinciding with the expiration of the employment term.

Noncompetition, Non-Piracy, Confidentiality and Nonsolicitation Covenants

•

The Employment Agreement imposes post-employment noncompetition, non-piracy, confidentiality and nonsolicitation covenants upon Mr. Miley. The noncompetition and nonsolicitation covenants have a 24-month term. The non-piracy covenant has a 60-month term.

•

In consideration of Mr. Miley’s agreement to the noncompetition and non-piracy covenants, Mr. Miley received an equity award of options to purchase 20,000 STFC common shares on the following terms: (i) all of the options were awarded as of the date of Mr. Miley’s execution of the Employment Agreement (the “award date”); (ii) options to purchase 5,000 STFC common shares vested on the award date, with options to purchase 5,000 STFC common shares to thereafter vest on January 1, 2008, 2009 and 2010; (iii) the exercise price of the options was $29.48 (the fair market value of the STFC common shares as of the award date determined under the terms of the State Auto Financial Corporation Amended and Restated Equity Incentive Compensation Plan); and (iv) if Mr. Miley’s employment is terminated for any reason prior to the vesting of all such options, then all options theretofore not vested will automatically vest as of the termination date of Mr. Miley’s employment. The options were awarded pursuant to the terms of the State Auto Financial Corporation Amended and Restated Equity Incentive Compensation Plan.

Other Provisions

•

The Employment Agreement also provides that State Auto will pay Mr. Miley such amounts as would be necessary to compensate Mr. Miley for any excise tax paid or incurred due to any severance payment or other benefit provided under the Employment Agreement. However, in the event Mr. Miley’s contractual severance payments and benefits were subject to any excise tax, but otherwise would not be subject to such tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that State Auto will not have to pay an excess severance payment and Mr. Miley will not be subject to an excise tax.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: June 14, 2007	By	/s/ Steven E. English
Vice President and Chief Financial Officer